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                                                                       Exhibit j


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Fixed Income Trust of our report dated February 2, 2001 relating to the financial statements and financial highlights of Citi Short-Term U.S. Government Income Fund appearing in the December 31, 2000 Annual Report of Citi Short-Term U.S. Government Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 17, 2001
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 38 to the registration statement on Form N-1A (the "Registration Statement") of CitiFunds Fixed Income Trust of our report dated February 2, 2001, relating to the financial statements and financial highlights of the Government Income Portfolio appearing in the December 31, 2000 Annual Report of Government Income Portfolio, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants and Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario
April 17, 2001